Exhibit 2.2

EXECUTION VERSION

AMENDMENT AGREEMENT

This amendment agreement (the “Agreement”) is entered into on 12 December 2012.

BY AND BETWEEN:

(1)	Telefónica, S.A. (the “Seller”), a company duly incorporated and in existence in accordance with the laws of the Kingdom of Spain, with Spanish Tax Identification Number (CIF) A-28.015.865 and registered office in Calle Gran Vía, n° 28, Madrid, represented by Manuel Crespo de la Mata, of legal age, duly empowered to act by virtue of deed power of attorney executed in favor of the same on December 12, 2008 before the Notary of Madrid, Mr Jesús Roa Martínez with number 2063 of his official records;

(2)	B.C. Brazilco Participações S.A. (“Brazil Holdco”), a company duly incorporated and in existence in accordance with the laws of Brazil, enrolled with the Corporate Taxpayers’ Registry (CNPJ/MF) under No. 15.418.674/0001-88 and registered office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Bernardino de Campos, 98, 3th floor, room 18, ZIP Code 04004-040, represented by Mr. Antonio de Santiago Pèrez, of legal age, duly empowered to act by virtue of the power of attorney granted on October 8th, 2012, duly notarized;

(3)	B.C. Atalaya Mexholdco, S. de R.L. de C.V. (“Mexico Holdco”), a company duly incorporated and in existence in accordance with the laws of the United Mexican States, with Tax Identification Number PAC120605V77 and registered office in Angel Urraza Eje 6 Sur 314, Colonia del Valle, 03100, Mexico, Federal District, represented by Mr. Antonio de Santiago Pèrez, of legal age, duly empowered to act by virtue of public deed number 37,433, dated as of October 8th, 2012, granted before Mr. José Luis Villavicencio Castañeda, Notary Public Number 218 of Mexico, Federal District;

(4)	Global Chaucer, S.L.U. (“Spain Holdco”), a company duly incorporated and in existence in accordance with the laws of the Kingdom of Spain, with Tax Identification Number B-86445731 and registered office in Calle Pradillo n° 5, bajo exterior, derecha, 28002, Madrid, represented by Mr. Antonio de Santiago Pérez, of legal age, duly empowered to act by virtue of his appointment as joint and several director of the company;

(5)	Global Laurentia, S.L.U. (“Spain Holdco 2”), a company duly incorporated and in existence in accordance with the laws of the Kingdom of Spain, with Tax Identification Number B-86521267 and registered office in Calle Pradillo n° 5, bajo exterior, derecha, 28002, Madrid, represented by Mr. Antonio de Santiago Pérez, of legal age, duly empowered to act by virtue of a public deed granted before the Notary Public of Madrid, Mr. Ignacio Martinez-Gil Vich, under number 2,107 of his records;

EXECUTION VERSION

(6)	B.C. Spain HoldCo 4, S.A.U. (“Spain Holdco 4”), a company duly incorporated and in existence in accordance with the laws of the Kingdom of Spain, with Tax Identification Number A-86542776 and registered office in Calle Pradillo n° 5, bajo exterior, derecha, 28002, Madrid, represented by Mr. Antonio de Santiago Pérez, of legal age, duly empowered to act by virtue of his appointment as sole director of the company;

(7)	Global Kiowa, S.L.U. (“Spain Holdco 5”), a company duly incorporated and in existence in accordance with the laws of the Kingdom of Spain, with Tax Identification Number B-86521226 and registered office in Calle Pradillo n° 5, bajo exterior, derecha, 28002, Madrid, represented by Mr. Antonio de Santiago Pérez, of legal age, duly empowered to act by virtue of his appointment as joint and several director of the company;

(8)	BC Luxco 1 (the “Luxco 1”), a société anonyme duly incorporated and in existence in accordance with the laws of the Grand Duchy of Luxembourg having its registered office at 9A, rue Gabriel Lippmann, L-5365 Münsbach, registered with the Luxembourg Trade and Companies’ Register under number B 170329, represented by Mr. Antonio de Santiago Pèrez, of legal age, duly empowered to act by virtue of the power of attorney granted by Luxco 1 on October 8th, 2012, duly notarized;

(9)	BC Luxco 2 (“Luxco 2”), a société à responsabilité limitée duly incorporated and in existence in accordance with the laws of the Grand Duchy of Luxembourg having its registered office at 9A, rue Gabriel Lippmann, L-5365 Münsbach, registered with the Luxembourg Trade and Companies’ Register under number B 171 762, represented by Mr. Antonio de Santiago Pèrez, of legal age, duly empowered to act by virtue of the power of attorney granted by Luxco 2 on October 8th, 2012, duly notarized; and

(10)	BC Luxco 3 (the “Luxco 3”), a société à responsabilité limitée duly incorporated and in existence in accordance with the laws of the Grand Duchy of Luxembourg having its registered office at 9A, rue Gabriel Lippmann, L-5365 Münsbach, registered with the Luxembourg Trade and Companies’ Register under number B 172 498, represented by Mr. Antonio de Santiago Pèrez, of legal age, duly empowered to act by virtue of the power of attorney granted by Luxco 3 on 20 November 2012, duly notarized.

The entities listed under (1) to (10) above shall hereinafter collectively be referred to as the “Parties” and individually as a “Party”.

EXECUTION VERSION

WHEREAS:

(A)	On 11 October 2012, the Seller, Brazil Holdco, Mexico Holdco, Spain Holdco, Spain Holdco 2, Spain Holdco 4, Spain Holdco 5, Luxco 2 and Luxco 1 entered into a sale and purchase agreement relating to the Atento group of companies (the “SPA”).

(B)	On 23 November 2012, the Parties entered into an assignment, amendment and consent agreement pursuant to which the Parties amended certain terms of the SPA and documented certain other agreements amongst the parties relating to the SPA.

(C)	The Parties wish to record certain agreements reached between them in relation to the SPA (as amended on 23 November 2012).

In consideration for the mutual agreements, covenants and undertakings contained in this Agreement, THE PARTIES HEREBY AGREED AS FOLLOWS:

1	Amendments

With effect from execution of this Agreement:

1.1	Sub-Clause 3.2.1(a) of the SPA shall be deleted and replaced with:

“Atento Chile Holdco and Atento NV shall transfer to TEF Company 1 such number of its Argentina Shares as are set out in paragraph 1 of Part 1 of the Schedule XIV at book value (being €20,608,062.70) for the Majority Promissory Note;”

1.2	Sub-Clause 3.2.1(b) of the SPA shall be deleted and replaced with:

“Atento Chile Holdco and Atento NV shall transfer to TEF Company 2 such number of its Argentina Shares as are set out in paragraph 1 of Part 1 of Schedule XIV at book value (being €1,257,752.05) for the Minority Promissory Note;”

1.3	Clause 5.1 of the SPA shall be deleted and replaced with:

“The aggregate purchase price for the sale and purchase of the Atento Assets and Liabilities and the Shares is €931,865,814.75 and the Contingent Value Instruments with an aggregate maximum principal amount equal to the Argentinean Peso equivalent of €110,000,000 (allocated as set forth in Schedule XXIII); less

5.1.1	the Actual Debt Amount; less

5.1.3	the Actual Working Capital Shortfall (if any); plus

5.1.4	the Actual Working Capital Excess (if any); less

5.1.5	all Leakage between 1 December 2012 and Closing (inclusive); less

5.1.6	the TEF Trade Receivables DSO Shortfall Amount (if any); plus

5.1.7	the December Ticking Fee and, if applicable, the 2013 Ticking Fee,

(the	“Purchase Price”).”

EXECUTION VERSION

1.4	The June Debt Statement table set out in Part 2(a) of Schedule V of the SPA shall be deleted and replaced with:

		Balances (€000’s)[1]
(i)	Financial borrowings and other indebtedness (including Buyer Debt Repayment Amount, Buyer Payable to TEF Amount and Buyer Argentina Payable to TEF Amount)	123,247
(ii)	Early pay penalties on borrowing and other indebtedness	TBD
(iii)	Inter-company debt	14,027	[2]
(iv)	Factoring of receivables	—
(v)	Interest, fees, and penalties accruals	1,340
(vi)	Derivative instruments and mark-to-market	895	[3]
(vii)	Finance lease obligations	939
(viii)	Transaction fees / advisors engaged on behalf of seller	—
(ix)	Bonus/incentives as result of sold shares	1,211
(x)	Corporate income tax payables and consolidation tax debt	5,405
(xi)	Social security and tax obligations on newly issued shares	—
(xii)	Dividends or distributions payable	—
(xiii)	Site dismantling	400
(xiv)	Employee voluntary or mandatory restructuring plans	587
(xv)	Pension and other retirement plans	—
(xvi)	Spain collective bargaining agreement amounts due	145
(xvii)	Shortfall below €20m in Brazil plus ROW shortfall	—
(xviii)	€35m less Brazil Excess	25,000
(xix)	€8,527,436 less Net Chile Excess	—
(xx)	Capital Expenditure Shortfall	TBD
(xxi)	Vivo Contribution Margin Shortfall	TBD
(xxii)	Brazil Extra Salary	13,902
(xxiii)	Majority Promissory Note / Minority Promissory Note	21,865
	June Debt Amount	208,963

1.5	Schedule XXIII of the SPA shall be deleted and replaced with:

Argentina	• Contingent Value Instrument (up to the Argentinean Peso equivalent of €110,000,000 as at the date of this Agreement)

[1]	Consolidates Argentina and Atento Assets and Liabilities but excludes Venezuela.
[2]	Assumes €0 early payment penalties on intercompany borrowings and no amounts left outstanding in June under clause 6.7.4
[3]	Amount shown does not include potential early payment penalties.

EXECUTION VERSION

— Assumption of the Majority Promissory Note €20,608,062.70 — Assumption of the Minority Promissory Note €1,257,752.05

Brazil	€507,322,000

Mexico	€115,705,000

NV	€171,951,500

Czech	€8,900,000

Spain	€86,160,000

Atento Assets and Liabilities	€19,961,500

Total	€1,041,865,814.75

1.6	The following shall be inserted as new sub-paragraph 4 of Part 6 of the Schedule III of the SPA:

“On Closing, Spain Holdco and Atento Venezuela, S.A. shall enter into a license agreement pursuant to which, Spain Holdco shall grant to Atento Venezuela, S.A., for a period of twelve months from the Closing Date, a license to use in the Bolivarian Republic of Venezuela the following marks:

(i) National Trademar, request number 2000-15474, requested on August 24, 2000 and with Registration Number S017688;

(ii) National Trademar, request number 2000-15475, requested on August 24, 2000 and with Registration Number S017689.”

1.7	The following shall be inserted as new sub-paragraph 5 of Part 6 of the Schedule III o the SPA:

“On Closing, Spain Holdco and Telefonica Global Technology, S.A.U. shall enter into (and the Seller shall procure that Telefonica Global Technology, S.A.U. enters into) a license agreement pursuant to which, Telefonica Global Technology, S.A.U. shall grant to Spain Holdco (for the benefit of itself and its subsidiary undertakings from time to time) a worldwide, non exclusive, perpetual and non transferable license to use, modify, develop and maintain a finance consolidation development (FL) based on SAP BPC technology for capturing, loading and processing financial data, obtaining as a result a consolidated financial state report for a group of entities, enterprise or corporation).”

EXECUTION VERSION

1.8	The following shall be inserted as new Clause 4.4.4 of the SPA:

“Spain Holdco 2 (in its capacity as indirect shareholder Teleatento del Perú, S.A.C.), shall deliver (or procure delivery of) to the Seller an indemnity duly executed and signed by a duly authorised representative with sufficient powers of Teleatento del Perú, S.A.C., by virtue of which such company shall indemnify, defend and hold the Seller harmless against any claim arising out of the following guaranties:

Effective Date	Termination Date	Guarantee number	Bank	Currency	Amount	Beneficiary	TEA
11-11-12	11-11-13	00l1-0588-9800156526-50	CONTINENTAL	S/.	488.144,00	OFICINA DE NORMALIZACION PREVISIONAL-ONP	0.5
08-03-12	08-03-13	59553-1	INTERBANK	S/.	13.000,00	BBVA CONTINENTAL	0.6
11-08-10	30-04-14	0011-0588-9800140824-58	CONTINENTAL	S/.	846.216,00	REPSOL YPF COMERCIAL DE. PERU SA	0.5
17-08-10	24-03-11	01087220-000	SCOTIABANK	S/.	60.051,73	BANCO CONTINENTAL	0.5
03-05-11	31-12-11	10188271-002	SCOTIABANK	S/.	27.846,00	BANCO CONTINENTAL	0.5
25-04-12	31-12-12	10197471-000	SCOTIABANK	S/.	11.151,23	BANCO CONTINENTAL	0.5
10-03-12	10-03-13	010250778-002	SCOTIABANK	US$	350.000,00	BANCO CONTINENTAL	0.5
30-04-12	30-04-13	10170688-003	SCOTIABANK	S/.	20.645,31	BANCO CONTINENTAL	0.5

”.

1.9	The defined term “Chile Closing Purchase Price” set out in Schedule II of the SPA shall be deleted and replaced with:

““Chile Closing Purchase Price” means 5,319,414,635 Chilean Pesos less all Notified Leakage attributable to Atento Chile and its Subsidiaries (as at the Notified Leakage Date) as determined by the Buyers’ Representative acting reasonably.

1.10	Paragraph (xx) of the defined term “Debt” set out in Schedule II of the SPA shall be deleted and replaced with:

“(xx) €8,527,436 less the Net Chile Excess (if any):”;

1.11	The defined term “Net Chile Excess” set out in Schedule II of the SPA shall be deleted and replaced with:

““Net Chile Excess” means the lesser of: (a) €8,527,436 and (b) the Excess Cash in Atento Chile Holdco.”.

EXECUTION VERSION

1.12	The reference to “€8m less Net Chile Excess” in the Actual Debt Statement in Part 2(b) of Schedule V of the SPA shall be deleted and replaced with “€8,527,436 less Net Chile Excess”

1.13	Clause 4.4.1 of the SPA shall be deleted and replaced with:

“the Minority Chile Holders shall transfer the Chile Shares to Atento Chile Holdco and Atento NV in the proportions set out in Part 8 of Schedule III, and the Seller shall procure that: (i) at Closing, Cash in an amount equal to no less than the Chile Closing Purchase Price is in a bank account in the name of Atento Chile Holdco; and (ii) the Minority Chile Holders comply with their respective obligations as specified in Part 8 of Schedule III, and Spain Holdco 2 shall procure that Atento Chile Holdco and Atento NV comply with their respective obligations as specified in Part 8 of Schedule III; and”.

1.14	The number of shares of Centro de Contacto Salta S.A. to be transferred by Atento Chile Holdco to TEF Company 1 pursuant to Clause 3.2.1(a) of the SPA shall be 45,000.

1.15	The Parties agree that 70% of any Excess Cash (up to an aggregate maximum of €500,000) as of the Effective Date in Atento Centroamérica, S.A., Atento El Salvador, S.A. de C.V. and Atento Panama, S.A. combined shall be considered and added for the calculation of the Minimum Cash Amount of Atento Mexico.

1.16	The defined terms “TEF Trade Receivables DSO Shortfall Amount” set out in Schedule II of the SPA shall be deleted and replaced with:

““TEF Trade Receivables DSO Shortfall Amount” means the value attributable to the TEF Trade Receivables DSO Shortfall as calculated in accordance with the illustrative example set out in Schedule XXVII and, for avoidance of doubt, the “TEF Trade Receivables DSO Shortfall amount” shall be calculated from information extracted from the Subsidiaries’ accounting records and consistent with the audited Combined Financial Statements.

1.17	The Parties agree that each of the following shall constitute Notified Leakage:

(i)	Atento N.V. NDF hedging cost of EUR 993,882.99; and

(ii)	the Argentinean stamp taxes in respect of the Majority Promissory Note and the Minority Promissory Note in the amount of EUR 54,665.

The Buyers undertake to pay (or procure the payment of) such Argentinean stamp taxes within the period required for payment under applicable law.

1.18	The defined term “Atento Assets and Liabilities” shall be deleted and replaced with:

““Atento Assets and Liabilities” means the assets set out in Schedule XI and corresponding liabilities and the assets and liabilities assumed by Spain Holdco pursuant to the APA.”.

EXECUTION VERSION

1.19	The following shall be inserted as a new Clause 4.1.9 of the SPA:

“On Closing, the Buyers shall repay to Telfisa Global, B.V (acting on behalf of the lender) the outstanding amounts owed under the following loans (and such repayment shall not constitute Leakage) as long as such loans remain outstanding as of the Closing Date:

Lender	Primary Borrower	Final Borrower	Principal amount €	Interest Rate	Initial Date	Maturity Date	Base (days)
Telfisa Global, B.V.	Atento, N.V	Atento Inversiones y Telservicios, S.A.	370,223.82	1,60%	6 December 2012	12 December 2012	365
Telfisa Global, B.V.	Atento, N.V	Atento Ceska republika, A.S.	279,776.18	1,60%	6 December 2012	12 December 2012	365
Telfisa Global, B.V.	Atento, N.V	Atento Puerto Rico, Inc.	270,000	1,60%	7 December 2012	12 December 2012	365
Telfisa Global, B.V.	Atento, N.V	Woknal, S.A.	190,000	1,60%	11 December 2012	12 December 2012	365
Telfisa Global, B.V.	Atento, N.V	Atento Chile, S.A.	492,000	1,60%	11 December 2012	12 December 2012	365
Telfisa Global, B.V.	Atento, N.V	TeleAtento del Peru, S.A.C	1,664,000	1,60%	12 December 2012	12 December 2012	365

2	Miscellaneous

2.1	Each of the Parties shall sign and deliver all such documents, and accomplish all such other acts, as the other Party may reasonably require to give effect to this Agreement and the transactions contemplated herein.

2.2	The provisions of Clauses 1, 11, 12.3, 12.5, 12.7, 12.8, 12.9, 12.10, 12.11, 13 and 14 of the SPA are incorporated into this Agreement mutatis mutandis and shall have full force and effect as if they were set out herein in full.

THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATE FIRST SET OUT ABOVE.

Telefónica, S.A.	B.C. Brazilco Participações S.A.

/s/ Manuel Crespo	/s/ Antonio Santiago Pérez
Name: Manuel Crespo	Name: Antonio Santiago Pérez
Title: General Attorney	Title: Attorney

B.C. Atalaya Mexholdco, S. de R.L. de C.V.	Global Chaucer, S.L.U.

/s/ Antonio Santiago Pérez	/s/ Antonio Santiago Pérez
Name: Antonio Santiago Pérez	Name: Antonio Santiago Pérez
Title: Attorney	Title: Director

Global Laurentia, S.L.U.	B.C. Spain HoldCo 4, S.A.U.

/s/ Antonio Santiago Pérez	/s/ Antonio Santiago Pérez
Name: Antonio Santiago Pérez	Name: Antonio Santiago Pérez
Title: Director	Title: Director

Global Kiowa, S.L.U.

/s/ Antonio Santiago Pérez
Name: Antonio Santiago Pérez
Title: Director

[Signature Page—Second SPA Amendment Agreement]

BC Luxco 1 S.A. acting by its manager, BC Luxco S.à.r.l.

/s/ Antonio Santiago Pérez
Name: Antonio Santiago Pérez
Title: Attorney

BC Luxco 2 S.à r.l.

/s/ Antonio Santiago Pérez
Name: Antonio Santiago Pérez
Title: Attorney

BC Luxco 3 S.à r.l.

/s/ Antonio Santiago Pérez
Name: Antonio Santiago Pérez
Title: Attorney

[Signature Page—Second SPA Amendment Agreement]